UNITED STATES
SECURITIES AND EXCHANGE COMMISION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2007

Commission File Number: 000-10690

LATTICE INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	22-2011859
State of Incorporation	IRS Employer Identification No.

  (7150 N. Park Drive, Suite 500, Pennsauken, New Jersey 08109)
  (Address of principal executive offices)

(856) 910-1166
  (Registrant’s telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

Resignation of Peter C. Cosmas, CPAs, independent registered public accountants

On December 30, 2007, Lattice Incorporated (the “Company”) was notified that Peter C. Cosmas, CPAs, independent registered public accountants (“Cosmas”), resigned as independent registered public accountants for the Company.

On January 22, 2008, the Company engaged new auditors as its independent accountants to audit its financial statements and the Company’s Board of Directors approved the change of accountants to Demetrius & Company L.L.C. (“Demetrius”)

The audit reports of the Former Auditor on the financial statements of the Company for the two most recent fiscal years of 2006 and 2005 and through the date of this Current Report did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company’s auditors have expressed a going concern opinion in their audit reports for 2006 and 2005. Management acknowledged the basis for the going concern opinion, given the Company’s net losses and working capital deficits.

In connection with the audit of the Company's financial statements for the two most recent fiscal years of 2006 and 2005 and through the date of this Current Report, there were: (i) no disagreements between the Company and the Former Auditor on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of the disagreement in their reports on the Company's financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided the Former Auditor a copy of the disclosures in this Form 8-K/A and has requested that the Former Auditor furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not the Former Auditor agrees with the Company's statements in this Item 4.01. A copy of the letter dated December 31, 2007 furnished by the Former Auditor in response to that request is filed as Exhibit 16.1 to this Form 8-K/A.

The Company engaged Demetrius as of January 22, 2008. A partner at Demetrius was engaged to perform independent concurring partner reviews for Cosmas on Company engagements for the past three years, as required by the standards of the Public Company Accounting Oversight Board (PCAOB). This review consisted of reading the auditors report and financial statements for compliance with U.S. generally accepted accounting principals (GAAP). Demetrius also read the body of form 10-KSB for any inconsistencies with the financial statements. The concurring review also consisted of examining certain audit documentation and discussing with the lead partner and other engagement personnel of any unusual or significant auditing, accounting or reporting matters. Demetrius had no direct contact with the Company’s personnel or officers and was contracted by and worked for Cosmas. Accordingly, the Company had no consultations during the fiscal years 2007, 2006, 2005 and the subsequent interim period through January 22, 2008 with Demetrius, with respect to the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company’s financial statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 16.1 - Letter from Peter C. Cosmas Co., CPAs, independent registered public accountants*

*Incorporated by Reference to the Form 8-K filed by the Company on January 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lattice Incorporated

Date: February 14, 2008	By:	/s/ Joe Noto
Joe Noto
Chief Financial Officer

Exhibits

Exhibit 16.1 - Letter from Peter C. Cosmas Co., CPAs, independent registered public accountants*

*Incorporated by Reference to the Form 8-K filed by the Company on January 30, 2008.